UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2016

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated March 13, 2015 (the “NEOs”):

Named Executive Officer	2015 Bonus Award (1)	2016 Base Salary (1)
Peter S. Ho Chairman, CEO, and President	$1,950,000	$780,000
Kent T. Lucien Vice Chairman and CFO	$495,000	$436,000
Wayne Y. Hamano Vice Chairman and Chief Commercial Officer	$450,000	$357,000
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary	$495,000	$436,000
Mary E. Sellers Chief Risk Officer	$495,000	$436,000

1.
The Company follows a pay-per-performance philosophy. Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2015 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (the “EIP”).

2.	The 2016 NEO base salaries are effective April 1, 2016. The reported amounts remain unchanged from the base salaries approved in 2015.
On February 26, 2016, the Committee approved the forms of the 2016 Restricted Stock Grant Agreement and 2016 Restricted Stock Unit Grant Agreement, which agreements were part of the Company’s Annual Report on Form 10-K, as filed on February 29, 2016, and incorporated herein by reference. The Committee also awarded Restricted Stock Grants (“RSGs”) and Restricted Stock Units (“RSUs”) to the Company’s Named Executive Officers pursuant to the terms of the Plan and the forms of the 2016 RSU Grant Agreement and RSU Grant Agreement. The number of RSGs and RSUs awarded to the Named Executive Officers are shown in the table below:

Named Executive Officer	Shares of Restricted Stock	Restricted Stock Units
Peter S. Ho Chairman, CEO, and President	16,400	16,400
Kent T. Lucien Vice Chairman and CFO	4,304	4,304
Wayne Y. Hamano Vice Chairman and Chief Commercial Officer	4,304	4,304
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary	4,304	4,304
Mary E. Sellers Chief Risk Officer	4,304	4,304

These performance-based Restricted Stock Grants and Restricted Stock Unit Grants provide for a three-year performance period with cliff vesting to occur on March 1, 2019, provided that the Company’s 3 year performance objectives relating to the Company’s Return on Equity, Stock Price to Book Ratio and Tier 1 Capital Ratio, as compared to a designated peer group, are achieved and certified by the Committee. For purposes of determining vesting under the RSU and RSG agreements, those objectives are weighted at 40%, 40% and 20% respectively. This summary of the provisions of the Restricted Stock Grants and Restricted Stock Unit Grants is qualified in its entirety by the actual copies of the form of RSG Agreement and RSU Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

10.1
Bank of Hawaii Corporation’s 2014 Stock and Incentive Compensation Plan - Form of 2016 Restricted Stock Grant Agreement (incorporated by reference from Exhibit 10.30 to the Bank of Hawaii Corporation's Annual Report on Form 10-K, as filed on February 29, 2016).

10.2
Bank of Hawaii Corporation’s 2014 Stock and Incentive Compensation Plan - Form of the 2016 Restricted Stock Unit Grant Agreement (incorporated by reference from Exhibit 10.31 to the Bank of Hawaii Corporation's Annual Report on Form 10-K, as filed on February 29, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of the 2016 Nonqualified Restricted Stock Grant Agreement
10.2	Form of the 2016 Restricted Stock Unit Grant Agreement